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                                                                 EXHIBIT 10.01

                                 SECOND AMENDMENT TO
                                   CREDIT AGREEMENT


                              Dated as of April 5, 1999


                           (amending the Credit Agreement,
                                     dated as of
                                  February 26, 1998)

                                        among

                                 ALADDIN GAMING, LLC,
                                   as the Borrower,


                           VARIOUS FINANCIAL INSTITUTIONS,
                                   as the Lenders,


                               THE BANK OF NOVA SCOTIA,
                     as the Administrative Agent for the Lenders,


                          MERRILL LYNCH CAPITAL CORPORATION,
                      as the Syndication Agent for the Lenders,


                                         and


                               CIBC OPPENHEIMER CORP.,
                     as the Documentation Agent for the Lenders.



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                         SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "SECOND AMENDMENT TO CREDIT AGREEMENT") dated as of April 5, 1999, effective as of March 10, 1999, by and among ALADDIN GAMING, LLC, a Nevada limited-liability company (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, MERRILL LYNCH CAPITAL CORPORATION, as syndication agent (together with any successor thereto in such capacity, the "SYNDICATION AGENT") for the Lenders, and CIBC OPPENHEIMER CORP., as documentation agent (together with any successor thereto in such capacity, the "DOCUMENTATION AGENT") for the Lenders.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                 W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent have heretofore entered into (x) that certain Credit Agreement (the "CA"), dated as of February 26, 1998 and (y) that certain First Amendment to Credit Agreement (the "FIRST AMENDMENT TO CREDIT AGREEMENT") dated as of January 29, 1999 (the CA, as amended by the First Amendment to Credit Agreement, shall be referred to herein as the "CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has requested the Lenders to acknowledge certain waivers under the Credit Agreement and to enter into certain amendments of the Credit Agreement; and

     WHEREAS, each of the parties hereto is willing, on the terms and subject to the conditions hereinafter set forth, to so amend the Credit Agreement and grant the waivers, but only upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:


                                      ARTICLE I

                                       2

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                                     DEFINITIONS

     SECTION 1.1. CERTAIN DEFINED TERMS. The following terms (whether or not italicized) when used in this Second Amendment to Credit Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

     "FIRST AMENDMENT TO COMPLETION GUARANTY" shall mean that certain First Amendment to Completion Guaranty of even date between the Completion Guarantors and the Administrative Agent for the benefit of the Lenders.

     "FIRST AMENDMENT TO CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "GECC FACILITIES AGREEMENT" shall mean that certain Facilities Agreement between General Electric Capital Corporation ("GECC"), for itself and as agent for certain participants, and the Borrower dated as of June 26, 1998, as amended by that certain First Amendment to Facilities Agreement between GECC, for itself and as agent for certain participants, and the Borrower dated as of September 2, 1998, as the same may from time to time be further amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement, as amended by the Second Amendment to Credit Agreement, and the GECC Intercreditor Agreement.

     "GECC INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement by and among the Administrative Agent, GECC and the Borrower dated as of June 30, 1998 and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

     "SECOND AMENDMENT TO CREDIT AGREEMENT" is defined in the PREAMBLE.

     SECTION 1.2. OTHER DEFINED TERMS; CONSTRUCTION. For purposes of this Second Amendment to Credit Agreement, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Second Amendment to Credit Agreement, and the rules of construction set forth in ARTICLE I of the Credit Agreement shall apply to this Second Amendment to Credit Agreement.

                                      ARTICLE II

                                WAIVERS BY THE LENDERS

     SECTION 2.1. INDEBTEDNESS OF ALADDIN MUSIC. Aladdin Music incurred the Indebtedness listed on SCHEDULE 2.1 to the First Amendment to Credit Agreement which, at the time of incurrence, was not permitted under SECTION 7.2.2 of the Credit Agreement. The

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existence of such Indebtedness by Aladdin Music constituted an Event of
Default under the Credit Agreement. Pursuant to the First Amendment to Credit Agreement, the Lenders agreed to forbear from exercising their rights, remedies and options under the Credit Agreement based upon such Event of Default from January 29, 1999 until March 10, 1999 during which time such Indebtedness was to be discharged and/or subordinated to the obligations of the Borrower under the Loan Documents as set forth in SECTION 2.1 of the First Amendment to Credit Agreement. All of the Indebtedness listed on
SCHEDULE 2.1 to the First Amendment to Credit Agreement has been paid by or on behalf of Aladdin Music and the Event of Default described in SECTION 2.1 of the First Amendment to Credit Agreement is hereby waived by the Lenders.

     SECTION 2.2. BALANCING THE MAIN PROJECT BUDGET. The Borrower acknowledges that as of the date of this Second Amendment to Credit Agreement, the amount required in order for the Main Project Budget to be In Balance is $21,202,175 (collectively, the "IN BALANCE AMOUNT"). The Pepsi-Cola Company has entered into that certain concession agreement with the Borrower dated November 17, 1998 pursuant to which the Pepsi-Cola Company has agreed to pay the Borrower approximately $2,750,000 at the times and in the amounts set forth in such concession agreement. The Lenders agree that the In Balance Amount shall be reduced by $2,750,000 so long as the Pepsi-Cola Company remains obligated to make such payments to the Borrower and is making such payments to the Borrower in accordance with such concession agreement. Such concession agreement shall not be amended, modified or terminated without the prior written consent of the Administrative Agent.

     SECTION 2.3. LETTERS OF CREDIT. On or about November 30, 1998, the Completion Guarantors delivered letters of credit to the Administrative Agent in the aggregate amount of $6,574,000 in order to bring the Main Project Budget In Balance. The Completion Guarantors have directed the Administrative Agent to draw such letters of credit and deposit the proceeds thereof into the Guaranty Deposit Account for disbursement in accordance with the Disbursement Agreement.

     SECTION 2.4. RESERVATION OF RIGHTS. The Borrower agrees that neither this Second Amendment to Credit Agreement nor the making of any Advance by the Disbursement Agent and the Administrative Agent's consent thereto shall constitute (w) an approval of all or any portion of any Advance Request, (x) a waiver or forbearance by the Disbursement Agent or the Administrative Agent under any of the Loan Documents, except as expressly set forth herein, (y) the acceptance by the Disbursement Agent or the Administrative Agent of any course of conduct by the Borrower or the Completion Guarantors or (z) an agreement by the Administrative Agent to amend any of the Loan Documents without the approval from the Required Lenders and a corresponding amendment of the GECC Facilities Agreement. The Borrower further agrees that the Administrative Agent and the Disbursement Agent reserve all rights, remedies and options under the Loan Documents to require the Borrower to satisfy in all respects the conditions relating to each Advance and perform all of its obligations under the Loan Documents which are then due and owing or are susceptible of performance, as the case may be.

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                                     ARTICLE III

                                      AMENDMENTS

     SECTION 3.1.  AMENDMENTS.  The parties hereto hereby agree as follows:

          (a) Provided that the Borrower has delivered an opinion of counsel (the "COUNSEL OPINION") which conforms to the requirements of CLAUSE (H) of
SECTION 4.1 which expressly provides, in relevant part, that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the amendment set forth below, the definition of "AVAILABLE FUNDS" in
SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "AVAILABLE FUNDS" means, from time to time, the sum of (t) so long as no default (beyond the expiration of applicable grace, notice and cure periods) exists under an executed lease, occupancy, concession or license agreement (but not including any letter of intent or other interim agreement) covering a portion of the Main Project which has been approved by the Administrative Agent in its sole discretion (which approval may be conditioned upon the delivery of a subordination, non-disturbance and attornment agreement or continuation agreement, as applicable, and estoppel certificate, each in form and content satisfactory to the Administrative Agent in its sole discretion), amounts payable thereunder prior to the Conversion Date for Project Costs which amounts (1) would otherwise have been paid by the Borrower if such lease, occupancy, concession or license agreement had not been entered into and (2) are not otherwise payments or prepayments of rent or other periodic payments to be made for the occupancy, use or right to market products at the Main Project as determined by the Administrative Agent in its sole discretion, PLUS (u) the aggregate of the unutilized Commitments (EXCLUDING, HOWEVER, the Commitments of all Defaulting Lenders) under the Bank Credit Facility, PLUS
     (v) the aggregate of the amounts on deposit in the Borrower's Funds Account, the Construction Note Disbursement Account and all Anticipated Earnings thereon, PLUS (w) the aggregate of the amounts on deposit in the Guaranty Deposit Account, the Cash Management Account, the Bank Proceeds Account, the Loss Proceeds Account and the Interest Payment Account, PLUS
     (x) so long as (1) no default under the Site Work Agreement and the Mall Project Loan and no Default hereunder have occurred and are continuing at the relevant time of computation, (2) advances of the Mall Project Loan have commenced on or before June 30, 1999 and have continued in accordance with the approved draw schedule for the Mall Project Loan, (3) advances of the Mall Project Loan to reimburse the Borrower in accordance with the Site Work Agreement are made within 45 days after the

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     Construction Consultant and the Owner Representative have approved the work to be completed by the Borrower pursuant to the Site Work Agreement, the aggregate amounts payable to the Borrower by Aladdin Bazaar pursuant to SECTION 4.5 of the Site Work Agreement, PLUS (y) the lesser of (1) the aggregate of the amounts available to be drawn under all Approved Equipment Funding Commitments and (2) the aggregate amount of Remaining Costs on the date of calculation for the Equipment Component (as in effect from time to time), PLUS (z) the aggregate amount of Main Project Costs which the Design/Builder and/or Fluor have agreed or confirmed in writing, to the reasonable satisfaction of the Administrative Agent, that they are responsible for paying (on a timely basis relative to the Main Project's cash needs) from their own funds but which they have not yet paid."

          (b) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the addition of the definitions set forth below, the following definitions shall be added to SECTION
1.1 of the Credit Agreement:

          "COMMON PARKING AREA" is defined in the Site Work Agreement.

          "COMMON PARKING AREA BUDGET" is defined in SECTION 7.1.24.

          "EXCESS CONTRIBUTION" is defined in SECTION 7.1.24.

          "EXCESS CONTRIBUTION AGREEMENT" is defined in SECTION 7.1.24.

          (c) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the addition of the parenthetical clause set forth below, the following parenthetical clause shall be added at the end of CLAUSE (D) of the definition of "INDEBTEDNESS" in SECTION
1.1 of the Credit Agreement:

     "(other than (x) prior to the Conversion Date Indebtedness which is to be funded from Available Funds and (y) after the Conversion Date accounts payable by the Borrower arising in the ordinary course of business in connection with the operation of the Main Project as a casino/hotel)"

          (d) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the amendment set forth below, the definition of "LOAN DOCUMENTS" in SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letters of Credit, each Pledge Agreement, each Rate Protection Agreement, each Borrowing Request, each Letter of Credit Issuance Request, the Security Agreement, the Keep-Well Agreement, the Completion Guaranty, the Excess Contribution Agreement, the GECC Intercreditor Agreement, the Trademark Security Agreement, the Deed of Trust, the Disbursement Agreement, the Mall Project Completion Assignment, the Fee Letters, the Environmental Indemnity, the Assignment of Contracts, the Assignment of Consulting Agreement, the Assignment of Design/Build Contract, the Assignment of Salle Privee Agreement, the Assignment of Project Management Agreement, the Borrower Collateral Account Agreement, the Holdings Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Design/Builder Consent and Acknowledgment and any other agreement, certificate, document or Instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein."

          (e) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the addition of the sentence set forth below, the following sentence shall be added at the end of the definition of "MAIN PROJECT BUDGET" in SECTION 1.1 of the Credit Agreement:

     "The Main Project Budget shall include a Line Item and a Line Item Category consistent with the Common Parking Area Budget."

          (f) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the amendment set forth below, the definition of "MAIN PROJECT DOCUMENTS" in SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "MAIN PROJECT DOCUMENTS" means, collectively, the Design/Build Contract, the Fluor Guaranty, the Contracts, the Energy Project Service Agreement, the Energy Project Ground Lease, the Energy Project Development Agreement, the Mall Project Ground Lease, the Music Project Ground Lease, the Theater Lease (if entered into), the Reciprocal Easement Agreement, the Common Parking Area Use Agreement, the Site Work Agreement, the Project Management Agreement, the Development Agreement, the GECC Facilities Agreement and any other document or agreement entered into on, prior to or after the Effective Date, relating to the development, construction, maintenance or operation of the Main Project (other than the Loan Documents and the Discount Note Trust

                                         7

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     Indenture), as the same may be amended from time to time in accordance with the terms and conditions hereof and thereof."

          (g) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the amendment set forth below, the definition of "MATERIAL MAIN PROJECT DOCUMENTS" in SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "MATERIAL MAIN PROJECT DOCUMENTS" means the Mall Project Ground Lease, the Music Project Ground Lease, the Reciprocal Easement Agreement, the Site Work Agreement, the Common Parking Area Use Agreement, the Energy Project Service Agreement, the Energy Project Ground Lease, the Energy Project Development Agreement, the GECC Facilities Agreement, the Theater Lease, the Design/Build Contract, the Fluor Guaranty, the Project Management Agreement, the Development Agreement and any other certificate, document or Instrument delivered in connection with or by the Borrower and any other Person pursuant to any Material Main Project Document, and such other agreements, whether or not specifically mentioned herein or therein and, without duplication, any Main Project Document with a total contract amount in excess of $2,500,000.

          (h) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the amendment set forth below, the definition of "REALIZED SAVINGS" in SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "REALIZED SAVINGS" means:

          (a) the portion of any decrease to the Guaranteed Maximum Price retained or to be retained by the Borrower in accordance with the provisions of Attachment H to the Design/Build Contract in the "COST OF THE WORK" (as defined in Section 3 of Attachment G to the Design/Build Contract) contemplated by a Line Item but only to the extent that the Guaranteed Maximum Price has been reduced as a result of such decrease in the anticipated "COST OF THE WORK" as approved in writing by the Design/Builder and such reduction is confirmed by the Construction Consultant;

          (b) with respect to the Construction Period Interest Line Item, a decrease in the anticipated cost of construction period interest resulting from (x) a decrease in the interest rates payable by the Borrower prior to the date which is six months after the Conversion Date as determined by the Administrative Agent with the

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     reasonable concurrence of the Borrower taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the Bank Credit Facility for the payment of Main Project Costs or (y) the anticipated Conversion Date being earlier than the date set therefor in the Construction Benchmark Schedule as determined by the Owner Representative with the reasonable concurrence of the Construction Consultant; and

          (c) with respect to any other Line Item, the amount by which the total cost allocated to such Line Item exceeds the total cost incurred by the Borrower to complete all aspects of the Work contemplated by such Line Item which amount shall not be established until the Borrower has actually completed 90% of all such Work or provided other evidence acceptable to the Administrative Agent in its sole discretion (with the concurrence of the Construction Consultant) that such amount is reasonably expected to be realized as a permanent savings prior to completion of 90% of such Work;

     in each case, which is documented by the Borrower in a Realized Savings Certificate substantially in the form of EXHIBIT W hereto, duly executed and completed with all exhibits and attachments thereto."

          (i) Provided that the Borrower has delivered the Counsel Opinion which expressly provides that no approval is required under the GECC Facilities Agreement or the GECC Intercreditor Agreement for the addition of the new Section set forth below, the following new Section shall be added to the Credit Agreement as SECTION 7.1.24:

     "Section 7.1.24 SITE WORK AGREEMENT; EXCESS CONTRIBUTION AGREEMENT. Aladdin Bazaar has asked the Borrower and AHL to agree under the Site Work Agreement that Aladdin Bazaar will pay up to $36,000,000 for amounts attributable to the design and construction of the Common Parking Area and that the Borrower and AHL will pay all amounts in excess of $36,000,000 for such design and construction. The Borrower has delivered a budget (the "COMMON PARKING AREA BUDGET") which is being reviewed by the Construction Consultant. The Borrower agrees that if the Construction Consultant reasonably determines that adjustments are required in order for the Common Parking Area Budget to be accurate, the Borrower shall make such adjustments as so determined. The Borrower shall pay all reasonable costs, expenses and fees of the Administrative Agent and the Lenders with respect to any reviews of the Common Parking Area Budget and the design and construction of the Common Parking Area including, without limitation, the costs and expenses of the Construction Consultant's reviews of the Common Parking Area Budget from time to time and, if required, attorneys' fees and costs and expenses. In addition, if the Common Parking Area Budget, as approved by the Construction Consultant, shows a cost of completion exceeding

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     $36,000,000, the amount over $36,000,000 (but not to exceed the amount permitted under the Discount Note Indenture) shall be funded by the Borrower by delivery of a cash deposit in such amount upon the earlier of (x) such time as the Borrower is otherwise required to bring the Loan In Balance (without giving effect to such excess amount) in accordance with this Credit Agreement and the other Loan Documents and (y) such time as such amount is required in order to pay for such costs of completion (each such amount being referred to as an "EXCESS CONTRIBUTION"). In no event shall (x) any portion of any contingency, reserve or Realized Savings be allocated to the Common Parking Area Line Item Category in the Main Project Budget for amounts to be funded by the Borrower pursuant to this section or (y) any contingency, reserve or Realized Savings be used to fund any such amounts without the prior written consent of the Administrative Agent in its sole discretion. Each month the Construction Consultant shall verify the amounts required to complete construction of the Common Parking Area as part of its review of the Main Project Budget and In Balance requirements. If the Construction Consultant determines in its sole discretion that there should be an increase in the Excess Contributions, the Borrower shall, in accordance with this SECTION 7.1.24, deposit cash into the Guaranty Deposit Account in such increased amount. London Clubs and the Trust shall enter into an agreement (the "EXCESS CONTRIBUTION AGREEMENT") for the benefit of the Lenders and the Administrative Agent which shall provide, in relevant part, that London Clubs and the Trust, jointly and severally (x) shall make all Excess Contributions required from time to time in accordance with this SECTION 7.1.24 (in addition to all other payments under the Excess Contribution Agreement, the Completion Guaranty, the Environmental Indemnity and the Keep-Well Agreement) and
     (y) shall perform the obligation to keep the Line Item Category for all such amounts in excess of $36,000,000 In Balance in accordance with the Excess Contribution Agreement if the Borrower fails or refuses to do so. The form and content of the Excess Contribution Agreement shall be satisfactory to the Administrative Agent in its sole discretion."

          (j) As of the Effective Date of this Second Amendment to Credit Agreement, the following section shall be added to the Credit Agreement as
SECTION 7.2.23:

          "Section 7.2.23. NET WORTH PRIOR TO THE CONVERSION DATE. From and after April 1, 1999 until close of the Fiscal Quarter in which the Conversion Date occurs, the Borrower will not permit Net Worth as of the close of each calendar month during such period to be less than the sum of $100,000,000 PLUS 85% of positive Net Income (after giving effect to the amount of Restricted Payments made by the Borrower in cash in accordance with CLAUSES (A) and (C) of SECTION 7.2.6, subject to the terms thereof for the period, treated as one accounting period). The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (x) as soon as available after the end of each

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     calendar month during which time the Borrower is required to perform the financial covenant set forth herein but in no event later than (i) 9 days immediately preceding the date on which an Advance is to be made by the Lenders pursuant to the Loan Documents or, if applicable, by the Disbursement Agent pursuant to the Disbursement Agreement, as the case may be, or (ii) the tenth day of a calendar month if no Advance is being made, as applicable, a Compliance Certificate, executed by the chief financial or accounting Authorized Representative of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance (currently and on a PRO FORMA basis after giving effect to the payments to be made in respect of all federal, state and local income taxes of the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the payments to be made pursuant to CLAUSE (C) OF SECTION 7.2.6) with the financial covenants set forth in this SECTION 7.2.23 and (y) as soon as available after the end of each calendar month during which time the Borrower is required to perform the financial covenant set forth herein but in no event later 30 days after each such month's end an agreed upon procedures report (which shall be substantially in the form annexed to the Second Amendment to Credit Agreement) from nationally recognized independent public accountants acceptable to the Administrative Agent."

                                      ARTICLE IV

                          CONDITIONS PRECEDENT AND COVENANT

     SECTION 4.1. CONDITIONS TO EFFECTIVENESS. This Second Amendment to Credit Agreement shall be and become effective as of March 10, 1999 (the "EFFECTIVE DATE") on the date (the "SECOND AMENDMENT DATE") on which each of the following conditions precedent shall have been satisfied.

          (a) EXECUTION OF DOCUMENTS. The Administrative Agent shall have received counterparts of (i) the First Amendment to Completion Guaranty executed by Authorized Representatives of the parties thereto, (ii) the "RATIFICATION OF LCI SUBSIDIARY GUARANTY" (as defined in the First Amendment to Completion Guaranty) executed by Authorized Representatives of London Clubs and its Subsidiaries which are parties thereto, (iii) this Second Amendment to Credit Agreement executed by Authorized Representatives of the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Required Lenders, (iv) the Excess Contribution Agreement executed by Authorized Representatives of London Clubs and the Trust, (v) all documentation required by SECTION 2.1 of the First Amendment to Credit Agreement and (vi) the concession agreement with the Pepsi-Cola Company.

          (b)  INCUMBENCY, ETC.  The Administrative Agent shall have received
     (with

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     copies for each Lender) a certificate, dated the Second Amendment Date, of an Authorized Representative of the Borrower certifying

               (i) as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Second Amendment to Credit Agreement and any instruments or agreements required hereunder,

               (ii) as to an attached copy of one or more resolutions or other authorizations of the manager of the Borrower certified by the Authorized Representative of such manager as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Second Amendment to Credit Agreement and any instruments or agreements required hereunder, and

               (iii) that the Organizational Documents of the Borrower have not been modified since the date on which they were last delivered to the Administrative Agent,

     upon which certificate the Administrative Agent, the Syndication Agent, the Documentation Agent and each Consenting Lender (collectively, the "FINANCING PARTIES") may conclusively rely until it shall have received a further certificate of an Authorized Representative of the Borrower canceling or amending such prior certificate.

          (c) FEES. All reasonable fees and costs and expenses of Mayer, Brown & Platt and other professionals employed by the Administrative Agent and all other reasonable expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Second Amendment to Credit Agreement and the transactions contemplated herein shall have been paid in full.

          (d) SATISFACTORY LEGAL FORM. Each Financing Party and its counsel shall have received all information, approvals, opinions, documents or instruments as each Financing Party or its counsel may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to each Financing Party and its counsel.

          (e) DEFAULT. After giving effect to this Second Amendment to Credit Agreement the following statements shall be true and correct: (i) to the best knowledge of the Borrower, no act or condition exists which, with the giving of notice or passage of time would constitute a "DEFAULT" or "EVENT OF DEFAULT" (as defined in the Credit Agreement and the GECC Facilities Agreement) has occurred and is continuing as of the date hereof (other than a Default which may result from the delivery of financial statements containing an Impermissible Qualification), and (ii) no material adverse

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     change in (A) the financial condition, business, property, prospects or ability of the Borrower to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party or (B) the financial condition, business, property, prospects and ability of any other Aladdin Party or, to the best knowledge of the Borrower, LCNI, the Design/Builder or Fluor to perform in all material respects its obligations under any Operative Document to which it is a party has occurred since the Closing Date.

          (f) CONSENTS AND APPROVALS. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, GECC and the Discount Note Indenture Trustee) or holder of any indebtedness or obligation of the Borrower, that are necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the execution, delivery and performance of this Second Amendment to Credit Agreement by all parties hereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance satisfactory to the Administrative Agent.

          (g) DELIVERY OF SECOND AMENDMENT TO CREDIT AGREEMENT. The Borrower shall have delivered this Second Amendment to Credit Agreement to all Persons entitled under the Operative Documents to receive delivery hereof.

          (h) OPINIONS. The Administrative Agent shall have received such opinions of counsel as it deems necessary, dated the Second Amendment Date and addressed to the Administrative Agent, the Lenders and, if applicable, the Disbursement Agent, which shall be in form and substance satisfactory to the Administrative Agent.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

     In order to induce each Financing Party to enter into this Second Amendment to Credit Agreement, the Borrower hereby reaffirms, as of the Second Amendment Date, its representations and warranties contained in Article VI of the Credit Agreement and additionally represents and warrants unto each Financing Party as set forth in this ARTICLE V.

     SECTION 5.1.  MATTERS PERTAINING TO THE GECC FACILITIES AGREEMENT.

          (a) The Borrower has not directly or indirectly amended (by Change Order or otherwise), modified (by Change Order or otherwise), allocated, reallocated or supplemented or permitted or consented to the amendment (by Change Order or otherwise), modification (by Change Order or otherwise) allocation, reallocation or supplementation of the Construction Benchmark Schedule in any manner which would extend the Completion Date.

          (b) The Borrower has performed all of its obligations under ITEM (1) of CLAUSE (A) of SECTION 12 of the GECC Facilities Agreement.

          (c) After giving effect to this Second Amendment and the performance by the Borrower of its obligation to keep the Main Project Budget In Balance, no "DEFAULT" or "EVENT OF DEFAULT" exists under the GECC Facilities Agreement (without giving effect to the GECC Intercreditor Agreement) other than a Default which may result from the delivery of financial statements containing an Impermissible Qualification.

     SECTION 5.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Second Amendment to Credit Agreement and each other document executed or to be executed by it in connection with this Second Amendment to Credit Agreement are within the Borrower's powers, have been duly authorized by all necessary action, and do not

          (a) contravene the Borrower's Organizational Documents;

          (b) contravene any contractual restriction binding on or affecting the Borrower;

          (c) contravene any court decree or order or Legal Requirement binding on or affecting the Borrower; or

          (d) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties except as expressly contemplated by the Operative Documents,

and the Financing Parties may conclusively rely on such representation and warranty.

     SECTION 5.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Second Amendment to Credit Agreement or any other document to be executed by it in connection with this Second Amendment to Credit Agreement.

     SECTION 5.4. VALIDITY, ETC. This Second Amendment to Credit Agreement constitutes, and each other document executed by the Borrower in connection with this Second Amendment to Credit Agreement, on the due execution and delivery thereof, will constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

     SECTION 5.5. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, modifications and consents set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement, the GECC Facilities Agreement, any Operative Document, or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents, the Lenders, GECC or the Discount Note Indenture Trustee.

     SECTION 5.6. OFFSETS AND DEFENSES. The Borrower has no offsets or defenses to its obligations under the Loan Documents or the documents evidencing and securing the FF&E Financing and no claims or counterclaims against any of the Agents, the Lenders or the Construction Consultant.

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

     SECTION 6.1. RATIFICATION OF AND REFERENCES TO THE CREDIT AGREEMENT. This Second Amendment to Credit Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended by this Second Amendment to Credit Agreement, shall continue in full force and effect and is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended by this Second Amendment to Credit Agreement.

     SECTION 6.2. HEADINGS. The various headings of this Second Amendment to Credit Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment to Credit Agreement or any provisions hereof.

     SECTION 6.3. APPLICABLE LAW. THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT TO CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE.

     SECTION 6.4. CROSS-REFERENCES. References in this Second Amendment to Credit Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Second Amendment to Credit Agreement.

     SECTION 6.5. OPERATIVE DOCUMENT. This Second Amendment to Credit Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SECTION 6.6. SUCCESSORS AND ASSIGNS. This Second Amendment to Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 6.7. COUNTERPARTS. This Second Amendment to Credit Agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first above written.

                                   ALADDIN GAMING, LLC


                                   By:    /s/ RICHARD GOEGLEIN
                                       ---------------------------------
                                   Name:  Richard J. Goeglein
                                   Title: President and Chief
                                          Executive Officer

                                   THE BANK OF NOVA SCOTIA, as the
                                   Administrative Agent


                                   By:    /s/ ALAN PENDERGAST
                                       ---------------------------------
                                   Name:  Alan Pendergast
                                   Title: Relationship Manager


                                   MERRILL LYNCH CAPITAL CORPORATION,
                                   as the Syndication Agent


                                   By:    /s/ HOWARD SPLEY
                                       ---------------------------------
                                   Name:  Howard Spley
                                   Title: Vice President

By signing below, the Guarantors confirm their agreement to the terms of this Second Amendment to Credit Agreement.

ALADDIN BAZAAR HOLDINGS, LLC


By:     /s/ JACK SOMMER
-------------------------------------
Name:  Jack Sommer
Title: President

THE TRUST UNDER ARTICLE SIXTH
 UNDER THE  WILL OF SIGMUND SOMMER


By:    /s/ VIOLA SOMMER
-------------------------------------
Name:  Viola Sommer
Title: Trustee

By:    /s/ JACK SOMMER
-------------------------------------
Name:  Jack Sommer
Title: Trustee

LONDON CLUBS INTERNATIONAL PLC


By:    /s/ G. BARRY HARDY
-------------------------------------
Name:  G. Barry Hardy
Title: Finance Director

                                       ANNEX I

                        FORM OF AGREED UPON PROCEDURES REPORT

                        Independent Public Accountants' Report

We have performed the procedures enumerated below, which were agreed to by Aladdin Gaming, LLC (the borrower), various financial institutions (the "Lenders") The Bank Of Nova Scotia (the administrative agent for the Lenders), Merrill Lynch Capital Corporation (the syndication agent for the Lenders) and CIBC Oppenheimer Corp. (the documentation agent for the Lenders), solely to assist the users in evaluating management's assertion about Aladdin Gaming, LLC's compliance with Section 7.2.23, regarding maintenance of net worth, of its credit agreement during the month ended [INSERT DATE], included in the accompanying calculation of net worth schedule ("Net Worth Schedule"). This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. This report does not constitute a legal determination as to Aladdin Gaming LLC's compliance with specified requirements.

1. We tested management's Net Worth Schedule for clerical accuracy, noting that the schedule was clerically accurate [OR NOTE EXCEPTIONS].

2. We obtained from management a schedule of costs incurred during the month that had been capitalized. For all items in excess of $100,000, we vouched the amount to a relevant invoice and reviewed the invoice to determine whether the cost was appropriately classified as a capitalizable item.

     No exceptions were noted. [OR LIST EXCEPTIONS].

3. We obtained from management a schedule of costs incurred during the month that had been expensed. For all items in excess of $100,000, we vouched that amount to a relevant invoice and reviewed the invoice to determine whether the cost was appropriately classified as an expense.

     No exceptions were noted. [OR LIST EXCEPTIONS].

We were not engaged to perform an examination, the objective of which would be the expression of an opinion on management's assertion. Accordingly, we do not express such an opinion. Had we been engaged to perform additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of management and the parties listed in the first paragraph, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of those procedures for their purposes.